UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 17, 2016

The St. Joe Company
(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida	32413
(Address of Principal Executive Offices)	(Zip Code)

(850) 231-6400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to Vote of Security Holders.

On May 17, 2016, the Company held its 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”). At the 2016 Annual Meeting, the Company’s shareholders voted on (i) the election of seven director nominees (Proposal 1), (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year (Proposal 2), and (iii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3). The results of the votes are set forth below.

Proposal 1

The shareholders voted in favor of the election of the following director nominees for a term of office expiring at the 2017 Annual Meeting of Shareholders and, in each case, until his successor is duly elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non-Vote
Cesar L. Alvarez	43,548,876	20,990,323	98,514	6,476,279
Bruce R. Berkowitz	62,963,738	1,576,809	97,166	6,476,279
Howard S. Frank	62,792,868	1,746,469	98,376	6,476,279
Jorge S. Gonzalez	62,952,684	1,586,341	98,688	6,476,279
Stanley Martin	62,995,616	1,543,432	98,665	6,476,279
Thomas P. Murphy, Jr.	62,753,211	1,787,866	96,636	6,476,279
Vito S. Portera	62,806,340	1,734,588	96,785	6,476,279

Proposal 2

The shareholders voted in favor of ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.

For	Against	Abstain
70,865,786	139,772	108,434

Proposal 3

The shareholders voted in favor of approving, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
51,346,754	13,117,248	173,711	6,476,279

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

By:	/s/ Marek Bakun
Marek Bakun
Chief Financial Officer

Date: May 19, 2016

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